UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 23, 2020 (November 20, 2020)

Date of Report (date of earliest event reported)

GigCapital2, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Road, Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one Right and one Warrant	GIX.U	New York Stock Exchange
Common Stock, par value $0.0001 per share	GIX	New York Stock Exchange
Rights to purchase one-twentieth of one share of Common Stock	GIX.RT	New York Stock Exchange
Warrants to purchase one share of Common Stock	GIX.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2020, GigCapital2, Inc., a Delaware corporation (“GigCapital2”), announced that it executed a Business Combination Agreement, dated as of November 20, 2020, with UpHealth Holdings, Inc., a Delaware corporation (“UpHealth”), and UpHealth Merger Sub, Inc., a Delaware corporation (“UpHealth Merger Sub”) (such business combination agreement, the “UpHealth BCA,” and such business combination, the “UpHealth Combination”).

On November 23, 2020, GigCapital2 also announced that it executed a Business Combination Agreement, dated as of November 20, 2020, with Cloudbreak Health, LLC, a Delaware limited liability company (“Cloudbreak”), Cloudbreak Merger Sub, LLC, a Delaware limited liability company (“Cloudbreak Merger Sub”), solely with respect to Section 7.15 thereof, Chirinjeev Kathuria and Mariya Pylypiv (collectively, the “UpHealth Significant Stockholders”) and UpHealth, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Cloudbreak members (such business combination agreement, the “Cloudbreak BCA,” and such business combination, the “Cloudbreak Combination”).

This Current Report on Form 8-K provides a summary of the UpHealth BCA, the Cloudbreak BCA and the other agreements entered into (and certain agreements to be entered into) in connection with the aforementioned business combinations. The descriptions of these agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements or the forms thereof, as applicable, copies of which are filed as Exhibits 2.1, 2.2, 10.1, 10.2 and 10.3 hereto and are incorporated by reference herein.

Business Combination Agreements

The below descriptions of the UpHealth BCA and the Cloudbreak BCA and the transactions contemplated thereby are not complete and are subject to, and qualified in their entirety by reference to, the actual agreements, copies of which are filed with this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 2.2, respectively, and the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the UpHealth BCA or Cloudbreak BCA, as applicable. The UpHealth BCA and the Cloudbreak BCA have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about GigCapital2, UpHealth, Cloudbreak, UpHealth Merger Sub or Cloudbreak Merger Sub. In particular, the assertions embodied in the representations and warranties in the UpHealth BCA and the Cloudbreak BCA were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the UpHealth BCA and the Cloudbreak BCA are not necessarily characterizations of the actual state of facts about UpHealth, Cloudbreak, UpHealth Merger Sub or Cloudbreak Merger Sub at the time they were made or otherwise and should only be read in conjunction with the other information that GigCapital2 makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

The UpHealth BCA

Pursuant to the terms of the UpHealth BCA, GigCapital2 will acquire UpHealth through the statutory merger of UpHealth Merger Sub with and into UpHealth, with UpHealth surviving the merger as a wholly owned subsidiary of GigCapital2 (the “UpHealth Merger”). At the effective time of the UpHealth Merger, each share of UpHealth common stock will be canceled and converted into the right to receive a number of shares of common stock, par value $0.0001 per share, of GigCapital2 (the “GigCapital2 Common Stock”) equal to the Exchange Ratio. The Exchange Ratio will be equal to the Aggregate Merger Consideration divided by the sum of the aggregate number of shares of UpHealth common stock issued and outstanding immediately prior to the effective time of the UpHealth Merger. The Aggregate Merger Consideration shall not exceed 99,000,000 shares of GigCapital2 Common Stock, subject to certain adjustments, less the Thrasys Incentive Amount (as defined below). UpHealth and each of TTC Healthcare, Inc., a Delaware corporation (“TTC Healthcare”) and Innovations Group, Inc., a Utah corporation (“Innovations Group”) previously entered into merger agreements for UpHealth to acquire each of TTC Healthcare and Innovations Group. UpHealth also has previously entered into a share purchase agreement providing for the purchase of 99% or more of the equity interests of Glocal Healthcare Systems Private Limited, a company incorporated under the laws of India (“Glocal”), and UpHealth as of the date of entry into the UpHealth BCA owns approximately 43% of the equity interests of Glocal. The Aggregate Merger Consideration shall be reduced by approximately (a) 14,142,857 shares of GigCapital2 Common Stock, if upon the UpHealth Closing (as defined below), UpHealth has not completed its acquisition of Innovations Group, (b) 3,521,571 shares of GigCapital2 Common Stock, if upon the UpHealth Closing, UpHealth has not completed its acquisition of TTC Healthcare, and (c) 99,000 shares of GigCapital2 Common Stock for each 1.0% interest of Glocal that is below 90% and that is not yet acquired by UpHealth upon the UpHealth Closing. Adjustments to the Aggregate Merger Consideration will further be made to the extent that the indebtedness at the UpHealth Closing of UpHealth and the Company Subsidiaries less the cash and cash equivalents of UpHealth and the Company Subsidiaries as of immediately before such time is greater than $33,850,000 (excluding any Acquisition Promissory Notes), provided, that such amount shall be reduced by $12,550,000, if upon the UpHealth Closing, UpHealth has not completed its acquisition of TTC Healthcare. The Acquisition Promissory Notes are promissory notes previously issued by UpHealth for its acquisitions of Thrasys, Inc., a California corporation (“Thrasys”) and the interests in Glocal, or to be issued by UpHealth for its acquisitions of Innovations Group and TTC Healthcare, with a maximum aggregate principal amount of $86,200,000, of which $33,500,000 is due and payable at the UpHealth Closing; provided, that such amount shall be reduced by (a) $30,000,000, if upon the UpHealth Closing, UpHealth has not completed its acquisition of Innovations Group, and (b) $12,750,000, if upon the UpHealth Closing, UpHealth has not completed its acquisition of TTC Healthcare.

Two individuals who are officers of UpHealth, and were shareholders of Thrasys prior to its merger with UpHealth, will following the UpHealth Closing, if he or she is a service provider to GigCapital2, the Surviving Corporation or any of the Company Subsidiaries as of the date of grant, be awarded restricted stock units of GigCapital2 (the “Thrasys Incentive Amount”). The Thrasys Incentive Amount that shall be eligible to be granted shall be (a) 32.016% multiplied by (b) 15.167% multiplied by (c) the Adjusted Aggregate Merger/Incentive Amount. The Adjusted Aggregate Merger/Incentive Amount shall be (a) $990,000,000, subject to certain adjustments, divided by (b) $10.00. In the event that either individual ceases to be a service provider to GigCapital2, the Surviving Corporation or any of the Company Subsidiaries as of the date of grant, the portion of the Thrasys Incentive Amount allocated to such individual will not be reallocated to the other individual. Such restricted stock units shall vest into shares of GigCapital2 Common Stock at the earlier of (i) the date that is one year after the UpHealth Closing, (ii) the date on which the last sale price of GigCapital2 Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the UpHealth Closing, or (iii) the date on which GigCapital2 completes a liquidation, merger, stock exchange or other similar transaction that results in all of the GigCaptial2’s stockholders having the right to exchange their shares of GigCapital2 Common Stock for cash, securities or other property. If either of these individuals ceases to be a service provider to GigCapital2, the Surviving Corporation or any of the Company Subsidiaries prior to any vesting date, the unvested portion of the restricted stock units shall be cancelled and surrendered to GigCapital2.

The Cloudbreak BCA

Pursuant to the terms of the Cloudbreak BCA, GigCapital2 will acquire Cloudbreak through the statutory merger of Cloudbreak Merger Sub with and into Cloudbreak, with Cloudbreak surviving the merger as a wholly owned subsidiary of GigCapital2 (the “Cloudbreak Merger”). At the effective time of the Cloudbreak Merger (the “Cloudbreak Effective Time”): (i) each Common Unit (and the membership interests represented thereby) issued and outstanding immediately prior to the Cloudbreak Effective Time shall be converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Common Unit Exchange Ratio (together with any Business Combination Share Adjustment to which each Common Unit is entitled, the “Common Unit Merger Consideration”); (ii) each Series A Preferred Unit (and the membership interests represented thereby) issued and outstanding immediately prior to the Cloudbreak Effective Time shall be converted into the right to receive a number of shares of GigCapital2 Common Stock equal to the Preferred Unit Exchange Ratio (in addition to any Business Combination Share Adjustment to which each Series A Preferred Unit is entitled); and (iii) each Option that is outstanding and unexercised immediately prior to the Cloudbreak Effective Time, whether vested or unvested, shall be assumed by GigCapital2 and converted into an option to purchase a number of shares of GigCapital2 Common Stock in an amount set forth on the Allocation Schedule, which amount shall be equal to the product of (i) the number of Common Units subject to such Option, multiplied by (ii) the Common Unit Exchange Ratio (each such converted option, an “Exchanged Option”). Each holder of Exchanged Options shall also be entitled to any Business Combination Share Adjustment made pursuant to the Cloudbreak BCA. Additionally, immediately prior to the Cloudbreak Effective Time, each Common Warrant shall convert into Common Units in accordance with their terms. The aggregate number of shares of GigCapital2 Common Stock issuable at the closing of the Cloudbreak Merger, and upon the exercise of all Exchanged Options on a net exercise basis, shall equal 11,000,000 shares of GigCapital2 Common Stock.

Furthermore, in connection with the closing of the Cloudbreak Combination (the “Cloudbreak Closing”), (i) GigCapital2 has agreed to repay or cause to be repaid on behalf of Cloudbreak certain debt obligations of Cloudbreak of approximately $28 million and (ii) the Significant UpHealth Stockholders have agreed to subject 5,500,000 of their shares of GigCapital2 Common Stock (as adjusted for stock splits, combinations, reorganizations and the like) that they would receive upon the closing of the UpHealth Combination (the “UpHealth Closing”) to potential forfeiture and transfer (such transfer, the “Business Combination Share Adjustment”) to the Members in connection with a Valuation Shortfall on the 540th day from the Closing Date (or if such day is not a Business Day, the following Business Day) (the “Measurement Date”) as provided in the Cloudbreak BCA. A Valuation Shortfall shall occur if the dollar volume-weighted average price for the GigCapital2 Common Stock on the New York Stock Exchange during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or if not available on Bloomberg, as reported by Morningstar (the “VWAP”) for the ten trading days preceding the Measurement Date (the “Reference VWAP”) is less than $13.64, and the amount of such Valuation Shortfall is the difference between $13.64 and the Reference VWAP. In the event that a Valuation Shortfall occurs, the amount of shares of GigCapital2 Common Stock that the Significant UpHealth Stockholders shall forfeit to the Members will be the lesser of (i) the Adjustment Amount and (ii) 5,500,000 (or, if the Adjustment Amount equals 5,500,000, the Adjustment Amount). The Adjustment Amount means the quotient (rounded up to the nearest whole number) of (A) the Aggregate Valuation Shortfall, divided by (B) the Reference VWAP. The Aggregate Valuation Shortfall means the product of (A) the amount of the Valuation Shortfall, multiplied by (B) 11,000,000.

Representations and Warranties

Each of the UpHealth BCA and the Cloudbreak BCA contains customary representations and warranties of the parties thereto with respect to, among other things, (i) entity organization, formation and authority, (ii) capital structure, (iii) authorization to enter into such agreements, (iv) licenses and permits, (v) taxes, (vi) financial statements, (vii) real property, (viii) material contracts, (ix) title to assets, (x) absence of changes, (xi) employee matters, (xii) compliance with laws, (xiii) litigation, (xiv) transactions with affiliates and (xv) regulatory matters.

Covenants

The UpHealth BCA and the Cloudbreak BCA both include customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the UpHealth Combination and the Cloudbreak Consummation, as applicable, and efforts to satisfy the conditions to consummation of such business combinations. The UpHealth BCA and the Cloudbreak BCA also contain additional covenants of the parties, including, among others, covenants providing for the parties to use their reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts to fulfill the conditions therein, as set forth in each of the UpHealth BCA and the Cloudbreak BCA, as applicable, and for the preparation and filing of a registration statement on Form S-4 relating to the UpHealth Combination and the Cloudbreak Combination and containing a proxy statement of GigCapital2.

Incentive Plan

In connection with the UpHealth Combination and the Cloudbreak Combination, GigCapital2 will adopt, subject to the approval of the stockholders of GigCapital2, an equity incentive award plan for GigCapital2 with an initial award pool of GigCapital2 Common Stock equal to the sum of (i) the amount that is equal to ten percent (10%) of the shares of GigCapital2 Common Stock outstanding as of immediately after the UpHealth Closing and the Cloudbreak Closing (rounded up to the nearest whole share) and (ii) the Thrasys Incentive Amount, which plan shall include an “evergreen” provision pursuant to which such award pool will automatically increase on each of January 1, 2022 and each anniversary thereof during the effectiveness of such plan by an amount equal to the lesser of (i) five percent (5%) of the shares of GigCapital2 Common Stock issued and outstanding as of 12:01 a.m. (Central Time) on such date and (ii) such lesser amount determined by the GigCapital2 Board, and which plan shall be effective at and after UpHealth Closing and the Cloudbreak Closing.

Exclusivity Restrictions

Pursuant to the terms of the UpHealth BCA, UpHealth is subject to certain restrictions concerning Alternative Transactions and GigCapital2 is subject to certain restrictions regarding Business Combination Proposals. Pursuant to the terms of the Cloudbreak BCA, GigCapital2 and Cloudbreak are subject to certain restrictions concerning Alternative Transactions.

Conditions to Closing

The UpHealth Closing and the Cloudbreak Closing are required to occur as promptly as practicable, but in no event later than three Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in the UpHealth BCA and the Cloudbreak BCA, respectively.

The consummation of the UpHealth Combination is subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including: (i) the approval of the stockholders of each of GigCapital2 and UpHealth; (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) upon the closing, and after giving effect to the Redemption Rights, GigCapital2 shall have net tangible assets of at least $5,000,001 (excluding assets of the Surviving Corporation).

Additionally, among other customary closing conditions, UpHealth is only required to consummate the UpHealth Combination if: (i) no GigCapital2 Material Adverse Effect shall have occurred between the date of the UpHealth BCA and the Closing Date and (ii) GigCapital2 shall have an aggregate amount of cash and cash equivalents available from any sources of not less than $150,000,000. Among other customary closing conditions, GigCapital2 is only required to consummate the UpHealth Combination if (i) no Company Material Adverse Effect shall have occurred between the date of the UpHealth BCA and the Closing Date, (ii) UpHealth has consummated certain subsidiary acquisitions, (iii) UpHealth shall have delivered to GigCapital2 the PCAOB Financial Statements and the Non-PCAOB Financial Statements and (iv) all closing conditions in the Cloudbreak BCA shall have been satisfied and the transactions contemplated thereunder have occurred prior to, or will occur substantially contemporaneously with, the UpHealth Closing.

The consummation of the Cloudbreak Combination is subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including: (i) the approval of the stockholders of GigCapital2 and members of Cloudbreak; (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) all closing conditions in the UpHealth BCA and the UpHealth Subsidiary Acquisition Agreements shall have been satisfied and the UpHealth Combination and consummation of the UpHealth Subsidiary Acquisition Agreements shall have occurred no earlier than three Business Days prior to, or will occur contemporaneously with, the Cloudbreak Closing; and (iv) upon the closing, and after giving effect to the Redemption Rights, GigCapital2 shall have net tangible assets of at least $5,000,001 (excluding assets of the Surviving Corporation).

Additionally, among other customary closing conditions, Cloudbreak is only required to consummate the Cloudbreak Combination if: (i) no GigCapital2 Material Adverse Effect or UpHealth Material Adverse Effect shall have occurred between the date of the Cloudbreak BCA and the Closing Date; (ii) GigCapital2 shall have an aggregate amount of cash and cash equivalents available from any sources of not less than $150,000,000; (iii) the GigCapital2 Extension Proposal shall have been approved and adopted by the requisite affirmative vote of the stockholders of GigCapital2 in accordance with the GigCapital2 Extension Proxy Statement, the DGCL, the GigCapital2 Organizational Documents and the rules and regulations of the New York Stock Exchange; and (iv) the Escrow Agreement to be entered into in connection with the Business Combination Share Adjustment shall be in full force and effect, and the Significant UpHealth Stockholders shall not have attempted to repudiate or disclaim any of their obligations thereunder. Among other customary closing conditions, GigCapital2 is only required to consummate the Cloudbreak Combination if (i) no Company Material Adverse Effect that cannot be cured prior to the Closing Date shall have occurred between the date of the Cloudbreak BCA and the Closing Date and (ii) Cloudbreak shall have delivered to GigCapital2 the PCAOB Financial Statements.

Upon the closing of the transactions, the combined company will be named UpHealth, Inc. and will continue to be listed on the NYSE under the new ticker symbol “UPH.”

Termination

The UpHealth BCA and the Cloudbreak BCA each allow the parties to terminate such agreements if certain conditions described therein are satisfied. Additionally, under the Cloudbreak BCA, Cloudbreak is allowed to terminate the Cloudbreak BCA if there is less than $125,000,000 of cash and cash equivalents in the Trust Account at any time prior to the Cloudbreak Closing.

Support Agreements

Stockholder Support Agreement

Concurrently with the execution and delivery of the UpHealth BCA, GigCapital2 and the Key Company Stockholders have entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”), pursuant to which, among other things, the Key Company Stockholders have agreed to vote their shares of UpHealth common stock in favor of the UpHealth BCA, the UpHealth Combination and the other transactions contemplated by the UpHealth BCA. The foregoing description of the Stockholder Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Member Support Agreement

Concurrently with the execution and delivery of the Cloudbreak BCA, GigCapital2 and the Key Members have entered into the Member Support Agreement (the “Member Support Agreement”), pursuant to which, among other things, the Key Members have agreed to vote their Units in favor of the Cloudbreak BCA, the Cloudbreak Combination and the other transactions contemplated by the Cloudbreak BCA. The foregoing description of the Member Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2, and the terms of which are incorporated herein by reference.

Sponsor Support Agreement

Concurrently with the execution and delivery of the Cloudbreak BCA, GigCapital2, Cloudbreak and GigAcquisitions2, LLC (the “Sponsor”), have entered into the Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed to vote all GigCapital2 Common Stock in favor of the Cloudbreak BCA, the Cloudbreak Combination and the other transactions contemplated by the Cloudbreak BCA. The foregoing description of the Sponsor Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3, and the terms of which are incorporated herein by reference.

Registration Rights and Lock-up Agreements

UpHealth Registration Rights and Lock-Up Agreement

Pursuant to the terms of the UpHealth BCA, in connection with the UpHealth Combination, GigCapital2 and certain stockholders of UpHealth (the “UpHealth Holders”) shall enter into a Registration Rights and Lock-Up Agreement (the “UpHealth Registration Rights and Lock-Up Agreement”) at the UpHealth Closing. Pursuant to the terms of the UpHealth Registration Rights and Lock-Up Agreement, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the UpHealth Holders may demand at any time or from time to time, that GigCapital2 file a registration statement on Form S-1 or Form S-3 to register certain shares of GigCapital2 Common Stock held by such Holders or to conduct an underwritten offering. The UpHealth Registration Rights and Lock-Up Agreement will also provide the UpHealth Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

The UpHealth Registration Rights and Lock-Up Agreement further provides that, subject to certain exceptions, each of the UpHealth Holders shall not Transfer any shares of GigCapital2 Common Stock beneficially owned or owned of record by such UpHealth Holders until the earlier of (i) six months or one year (as applicable) after the date of the UpHealth Closing or (ii) the date on which, subsequent to the UpHealth Combination, the last sale price of the GigCapital2 Common Stock (x) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 90 days after the UpHealth Combination, or (y) the date following the completion of the UpHealth Combination on which GigCapital2 completes a liquidation, merger, stock exchange or other similar transaction that results in all of the GigCapital2’s stockholders having the right to exchange their shares of GigCapital2 Common Stock for cash, securities or other property; provided that in the sole discretion of the majority of the independent members of the GigCapital2 Board, such lock-up period may end earlier than as provided therein upon written notice to the UpHealth Holders.

The foregoing description of the UpHealth Registration Rights and Lock-Up Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the agreed upon form of UpHealth Registration Rights and Lock-Up Agreement, a copy of which is attached as Exhibit D to the UpHealth BCA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Cloudbreak Registration Rights and Lock-Up Agreement

Pursuant to the terms of the Cloudbreak BCA, in connection with the Cloudbreak Combination, GigCapital2 and certain members of Cloudbreak (the “Cloudbreak Holders”) shall enter into a Registration Rights and Lock-Up Agreement (the “Cloudbreak Registration Rights and Lock-Up Agreement”) at the Cloudbreak Closing. Pursuant to the terms of the Cloudbreak Registration Rights and Lock-Up Agreement, GigCapital2 will be obligated to file a registration statement to register the resale of certain shares of GigCapital2 Common Stock held by the Cloudbreak Holders. In addition, pursuant to the terms of the Cloudbreak Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Cloudbreak Holders may demand at any time or from time to time, that GigCapital2 conduct an underwritten offering with respect to certain shares of GigCapital2 Common Stock held by such Cloudbreak Holders. The Cloudbreak Registration Rights and Lock-Up Agreement will also provide the Cloudbreak Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions.

The Cloudbreak Registration Rights and Lock-Up Agreement further provides that, subject to certain exceptions, each of the Cloudbreak Holders shall not Transfer any shares of GigCapital2 Common Stock beneficially owned or owned of record by such Cloudbreak Holders until the earlier of (i) six months or one year (as applicable) after the date of the Cloudbreak Closing or (ii) the date on which, subsequent to the Cloudbreak Combination, the last sale price of the GigCapital2 Common Stock (x) equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 90 days after the Cloudbreak Combination, or (y) the date following the completion of the Cloudbreak Combination on which GigCapital2 completes a liquidation, merger, stock exchange or other similar transaction that results in all of the GigCapital2’s stockholders having the right to exchange their shares of GigCapital2 Common Stock for cash, securities or other property; provided that in the sole discretion of the majority of the independent members of the GigCapital2 Board, such lock-up period may end earlier than as provided therein upon written notice to the Cloudbreak Holders.

The foregoing description of the Cloudbreak Registration Rights and Lock-Up Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the agreed upon form of Cloudbreak Registration Rights and Lock-Up Agreement, a copy of which is attached as Exhibit C to the Cloudbreak BCA, which is filed as Exhibit 2.2 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 23, 2020, GigCapital2, UpHealth and Cloudbreak issued a joint press release announcing the UpHealth BCA and the Cloudbreak BCA. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that GigCapital2, UpHealth and Cloudbreak have prepared for use in connection with the announcement of the UpHealth Combination and Cloudbreak Combination.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of GigCapital2 under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Additional Information and Where to Find It

In connection with the proposed business combinations, GigCapital2 intends to file with the SEC a registration statement on Form S-4 containing a preliminary proxy statement and a preliminary prospectus of GigCapital2, and after the registration statement is declared effective, GigCapital2 will mail a definitive proxy statement/prospectus relating to the proposed business combinations to its stockholders. This Current Report on Form 8-K does not contain all the information that should be considered concerning the proposed business combinations and is not intended to form the basis of any investment decision or any other decision in respect of the business combinations. Additional information about the proposed business combinations and related transactions will be described in GigCapital2’s combined proxy statement/prospectus relating to the proposed business combinations and the respective businesses of GigCapital2 and UpHealth and Cloudbreak, which GigCapital2 will file with the SEC. The proposed business combinations and related transactions will be submitted to stockholders of GigCapital2 for their consideration. GigCapital2’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with GigCapital2’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combinations and related transactions, because these materials will contain important information about UpHealth, Cloudbreak, GigCapital2 and the proposed business combinations and related transactions. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed business combinations will be mailed to stockholders of GigCapital2 as of a record date to be established for voting on the proposed business combinations and related transactions.

Stockholders may also obtain a copy of the preliminary or definitive proxy statement/prospectus, once available, as well as other documents filed with the SEC by GigCapital2, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Brad Weightman, Vice President and Chief Financial Officer, GigCapital2, Inc., 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303, or by telephone at (650) 276-7040.

Participants in the Solicitation

UpHealth, Cloudbreak, GigCapital2 and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from GigCapital2’s stockholders in respect of the proposed business combinations and related transactions. Information regarding GigCapital2’s directors and executive officers is available in its Form 10-K filed with the SEC on March 30, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the preliminary and definitive proxy statements/prospectus related to the proposed business combinations and related transactions when it becomes available, and which can be obtained free of charge from the sources indicated above.

Forward-Looking Statements~~:~~

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding GigCapital2 or GigCapital2’s management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including possible business combinations. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K are based on GigCapital2’s current expectations and beliefs of the management of GigCapital2, UpHealth and/or Cloudbreak in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effects on UpHealth, Cloudbreak and GigCapital2 as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth, Cloudbreak or GigCapital2 will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including that the GigCapital2 stockholders will approve the transaction, the ability of the post-combination company to meet the NYSE listing standards, and that UpHealth Inc. will have sufficient capital upon the approval of the transactions to operate as anticipated. Should one or more of these risks or uncertainties materialize, or should any of GigCapital2’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigCapital2’s filings with the SEC, and in GigCapital2’s current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to GigCapital2, UpHealth and/or Cloudbreak as of the date hereof, and GigCapital2, UpHealth and/or Cloudbreak assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the UpHealth Combination or Cloudbreak Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

2.1†	Business Combination Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc., UpHealth Holdings, Inc. and UpHealth Merger Sub, Inc.

2.2†	Business Combination Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc., Cloudbreak Health, LLC, Cloudbreak Merger Sub, LLC, solely with respect to Section 7.15, Chirinjeev Kathuria and Mariya Pylypiv and UpHealth Holdings, Inc., and Shareholder Representative Services LLC

10.1†	Stockholder Support Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc. and certain stockholders of UpHealth Holdings, Inc.

10.2†	Member Support Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc. and certain members of Cloudbreak Health, LLC

10.3	Sponsor Support Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc., GigAcquisitions2, LLC and Cloudbreak Health, LLC

99.1	Press release, dated November 23, 2020

99.2	Investor Presentation, dated November 23, 2020

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2020

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer and President